Exhibit 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (“Amendment”) is made and entered into as of December 23, 2013, to be effective January 1, 2014 (the “Effective Date”) by and between Coach, Inc., a Maryland corporation (the “Company”) and Lew Frankfort (the “Executive”) for the purpose of amending the employment agreement by and between the Company and the Executive dated as of June 1, 2003 (as amended through the date hereof, the “Employment Agreement”). Capitalized terms used in this Letter Agreement and not defined herein shall have the meaning given such terms in the Employment Agreement.

WHEREAS, upon the terms and conditions set forth herein, the parties hereto desire to modify certain terms of the Employment Agreement as hereinafter provided;

WHEREAS, the Company and the Executive have agreed that effective January 1, 2014, the Executive will retire from his role as Chief Executive Officer of the Company and assume the role of Executive Chairman of the Company;

WHEREAS, the Executive and the Company anticipate that on a subsequent date to be agreed upon by the parties, the Executive will retire from his position as Executive Chairman and at that time shall cease employment with the Company;

WHEREAS, Section 2 of the Employment Agreement provides that the Initial Term shall automatically be extended for successive one-year periods unless either party hereto gives written notice of non-extension to the other no later than 180 days prior to the scheduled expiration of the Term;

WHEREAS, Section 3 of the Employment Agreement provides that the Executive shall serve as Chairman and Chief Executive Officer of the Company, with such responsibilities, duties and authority as are customary for such role;

WHEREAS, Section 1(s) of the Employment Agreement provides that the Executive shall have "Good Reason" to resign his employment upon the occurrence of any of the following: (i) failure of the Company to continue the Executive in the position of Chairman and Chief Executive Officer; (ii) a material diminution in the nature or scope of the Executive's responsibilities, duties or authority; or (iii) the Company's material reduction of any compensation, equity or benefits that the Executive is eligible to receive under the Employment Agreement; and

WHEREAS, with reference to the Company’s decision to appoint the Executive to the position of Executive Chairman, the Executive and the Company do not wish the Executive to have Good Reason to resign his employment under Section 1(s) of the Employment Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals, and in consideration of the mutual promises and covenants set forth below, the Company and the Executive hereby agree as follows:

1.           Amendment to Section 2.  The last sentence of Section 2 of the Employment Agreement shall be deleted as of the Effective Date, with the effect that the Term shall expire at the end of the current term unless otherwise agreed upon in writing by the parties.

2.           Amendment to Section 3.  The first sentence of Section 3 of the Employment Agreement shall be amended as of the Effective Date to read as follows:

Position and Duties. The Executive shall serve as Executive Chairman of the Company, reporting to the Board, with such responsibilities, duties and authority as are customary for such role.

3.           Annual Base Salary and Bonus.  The Executive’s Annual Base Salary and Bonus pursuant to Sections 5(a) and 5(b) of the Employment Agreement shall remain unchanged from his Annual Base Salary and Bonus as of the Effective Date.

4.           No Cause or Good Reason.  The Company and the Executive agree and acknowledge that the Executive’s retirement from the position of Chief Executive Officer as of the Effective Date, his subsequent retirement from the position of Executive Chairman at the to-be-agreed upon date, and any organizational changes or changes to the Executive’s employment made in contemplation of such retirements are voluntary and shall not in any way constitute or imply a termination without Cause or a Good Reason for the executive’s resignation.

5.           Except as otherwise specifically provided in this Amendment, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

COACH, INC.

By:	/s/ Sarah Dunn
Executive Vice President, Human Resources

EXECUTIVE

/s/ Lew Frankfort
Lew Frankfort